UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

SPRING VALLEY ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-41529 (Commission File Number)	98-1579063 (I.R.S. Employer Identification Number)

2100 McKinney Ave., Suite 1675

Dallas, TX 75201

(214) 308-5230

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, one right and one-half of one redeemable public warrant	SVIIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	SVII	The Nasdaq Stock Market LLC
Rights included as part of the units to acquire one-tenth (1/10) of one share of Class A ordinary share	SVIIR	The Nasdaq Stock Market LLC
Redeemable public warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SVIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2022, the Registration Statement on Form S-1 (File No. 333-253156) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Spring Valley Acquisition Corp. II (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On October 17, 2022, the Company consummated the IPO of 23,000,000 units (the “Units”), including 3,000,000 Units issued a result of the full exercise of the underwriters’ over-allotment option. Each Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), one right to receive one-tenth of one Class A ordinary share (the “Rights”) and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $230,000,000. Further, in connection with the IPO, the Company entered into the following agreements previously filed as exhibits of the Registration Statement:

•	an Underwriting Agreement, dated October 12, 2022, among the Company and Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as representatives of the several underwriters, which contains customary representations and warranties and indemnification of the underwriters by the Company;

•	a Public Warrant Agreement, dated October 12, 2022, between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, which sets forth the expiration and exercise price of and procedure for exercising the Public Warrants, certain adjustment features of the terms of exercise, provisions relating to redemption and cashless exercise of the Public Warrants, certain registration rights of the holders of Public Warrants, provision for amendments to the Public Warrant Agreement, and indemnification of the warrant agent by the Company under the agreement;

•	a Private Warrant Agreement, dated October 12, 2022, between the Company and CST, as warrant agent, which sets forth the expiration and exercise price of and procedure for exercising the private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant (the “Private Placement Warrants”), certain adjustment features of the terms of exercise, provisions relating to redemption and cashless exercise of the Private Placement Warrants, certain registration rights of the holders of Private Warrants, provision for amendments to the Private Warrant Agreement, and indemnification of the warrant agent by the Company under the agreement;

•	a Rights Agreement, dated October 12, 2022, between the Company and CST, as rights agent, which provides the terms upon which the Rights shall be issued, and the respective rights, limitation of rights, and immunities of the Company, the rights agent, and the holders of the Rights;

•	an Investment Management Trust Agreement, dated October 12, 2022, between the Company and CST, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee, the procedures for withdrawal and direction of funds from the trust account, and indemnification of the trustee by the Company under the agreement;

•	a Registration and Shareholder Rights Agreement, dated October 12, 2022, among the Company and Spring Valley Acquisition Sponsor II, LLC (the “Sponsor”), which provides for customary demand and piggy-back registration rights for the Sponsor, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities and, upon consummation of the Company’s initial business combination, the right of the Sponsor to nominate three individual for election to the Company’s board of directors;

•	a Private Placement Warrants Purchase Agreement, dated October 12, 2022, between the Company and the Sponsor, pursuant to which the Sponsor purchased 13,350,000 Private Placement Warrants;

•	Indemnity Agreements, each dated October 12, 2022, by and between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company;

•	an Administrative Services Agreement, dated October 12, 2022, by and between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $10,000 per month until the Company’s initial business combination or liquidation; and

•	a Letter Agreement, dated October 12, 2022, by and between the Company, the Sponsor and each of the officers and directors of the Company (together with the Sponsor, the “Insiders”), pursuant to which each Insider has agreed to vote any Class A Ordinary Shares held by such Insider in favor of the Company’s business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 15 months, which is extendable at the Sponsor’s option up to three months, as described in the Registration Statement; and to certain transfer restrictions with respect to the Company’s securities.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 4.1, 4.2, 4.3, 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 13,350,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating total proceeds of $13,350,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to and are governed by the Private Warrant Agreement.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws.

On October 12, 2022, in connection with the IPO, the Company amended and restated its Memorandum and Articles of Association. On October 13, 2022, in connection with the IPO, the Company filed its Amended and Restated Memorandum and Articles of Association with the Cayman Islands Registrar. The terms of the Amended and Restated Memorandum and Articles of Association are set forth in the Registration Statement and are incorporated herein by reference. A copy of the Company’s Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

A total of $237,750,000, comprised of proceeds from the IPO and the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at Morgan Stanley & Co. LLC. maintained by CST, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) to the Company, until the completion of its initial business combination, or (2) to the Company’s public shareholders, until the earliest of (a) the completion of its initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of the Company’s Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if we do not complete the Company’s initial business combination within 15 months (or up to 18 months if the Company extends the period of time to consummate a business combination) or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A ordinary shares, and (c) the redemption of the Company’s public shares if the Company has not consummated the Company’s business combination within 15 months (or up to 18 months if the Company extends the period of time to consummate a business combination) from the closing of the initial public offering, subject to applicable law.

9.01.	Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement, dated as of October 12, 2022, among the Company and Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as representatives of the several underwriters

3.1	Amended and Restated Memorandum and Articles of Association of the Company

4.1	Public Warrant Agreement, dated October 12, 2022, between the Company and CST

4.2	Private Warrant Agreement, dated October 12, 2022, between the Company and CST

4.3	Rights Agreement, dated October 12, 2022, between the Company and CST

10.1	Investment Management Trust Agreement, dated October 12, 2022, between the Company and CST

10.2	Registration and Shareholder Rights Agreement, dated October 12, 2022, among the Company and the Sponsor

10.3	Private Placement Warrants Purchase Agreement, dated October 12, 2022, between the Company and the Sponsor

10.4	Indemnity Agreement, dated October 12, 2022, by and between the Company and each of the officers and directors of the Company

10.5	Administrative Services Agreement, dated October 12, 2022, by and between the Company and the Sponsor

10.6	Letter Agreement, dated October 12, 2022, by and between the Company, the Sponsor and each of the officers and directors of the Company

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2022

SPRING VALLEY ACQUISITION CORP. II

By:	/s/ Robert Kaplan
Name:	Robert Kaplan
Title:	Chief Financial Officer and Vice President of Business Development